EXHIBIT 1(A)(10)

         Application for Flexible Premium Variable Life Insurance Policy



AUSA Life Insurance Company, Inc.

                                   Application
                                       for
                                 Life Insurance





     Agent Name: ____________________________________________

     Agent Number: __________________________________________

     Broker/Dealer: __________________________________________

Date Faxed to Application Link: ____________________________

Administrative Office:

                   P.O. Box 5068 o Clearwater, FL o 34618-5068
                                 1-800-443-9975
                      Application Link Fax: 1-800-473-9161

U00283NY

                  Instructions for Completing the Application &
                             Using Application Link

            DO NOT USE APPLICATION LINK FOR JOINT AND SURVIVOR CASES



     A. Application Completion Instructions

          1. Complete all sections in their entirety. All questions must be answered and details provided for any "YES" answers.

          2. If more than 3 other insureds, use additional application for each additional insured. Reference the primary insured and their APP numbers so that applications can be combined.

          3. If additional space for primary and contingent beneficiary designations is required, use a separate sheet of paper signed and dated by the applicant.

          4.   Obtain  all  required   signatures  of  the  "Proposed  Insured",
               "Additional Insureds" and "Applicant/Owners" on the application and the medical authorization. See Page 4.

          5. If any premium is collected with the application, be certain to leave the conditional receipt with the client.

          6. Always leave the "Notice to Applicant" with the client.

     B. Using Application Link

          1. Fax application pages 1, 2, 3, 4 & 6 and cover sheet to 1-800-572-0152.

          2.   There   will  be  no  need  for  you  to  order  Exam  and  Blood
               Requirements, Attending Physician Statements, Inspection Reports.

                    u If you wish to order your own Medical Requirements, please check the boxes in #5 for the requirements you are ordering.

                    u If you want Application Link to order the requirements, check the box in #5 indicating Application Link will order requirements.

                      Application Link will do it for you !

          3. If you need to check the status on any underwriting requirement ordered by Application Link, call:

                                 1-800-473-9158

          4. For an update on all underwriting and issue activity, check the System for details.

          5. Mail original application along with the initial premium to WRL.

     C. If NOT Using Application Link

          1. Order all necessary Medical Requirements through one of our Approved Paramed Services.

          2. Mail completed Application, Additional forms, etc. to WRL.

                                                                 No.
                               CONDITIONAL RECEIPT
AUSA Life Insurance Company,  Inc. ("AUSA") has received
from    ______________________________________    this    __________    day   of
_____________________,  19____ a premium deposit of  $____________ in connection with an application for life insurance, said application bearing the same number as set forth above. Unless the conditions stated on the back of this receipt are fulfilled, no conditional coverage shall take effect and this payment will be refunded. All premium checks must be made payable to AUSA. Do not make checks payable to the agent or leave payee blank.

No Agent can waive any of the conditions stated on this receipt

I have received and read this Conditional Receipt. It has been explained to me by the Agent and I understand and agree to all the conditions and limitations.

Signature of Agent

Signature of Applicant

   NOTE: If you do not receive a policy or refund of the amount you paid within 60 days from the date of this receipt, please notify AUSA Life Insurance Company, Inc., P.O. Box 5068, Clearwater, FL 34618-5068.



      (This receipt must not be detached unless payment is made at time of application)
(over)

                         NOTICE OF INFORMATION PRACTICES

                       AUSA Life Insurance Company, Inc.
IMPORTANT:   This notice must be given to the  Proposed  Insured(s) whenever  an application is completed.

Sources of
Information

                  We value your privacy. Your application is our main source of information. As a part of this application, we may, at our expense:
                  o ask you to have an examination, which may include special tests such as an electrocardiogram, chest x-ray, blood studies, or urinalysis;
                  o  ask physicians, medical practitioners, clinics,  hospitals, or other health care providers for information about you;
                  o  obtain information from the Medical Information Bureau and/
                     or a consumer reporting agency. Please refer to the lower portion of this notice for further details about this procedure;
                 o obtain information from other insurance companies you have applied to in the past. We use this information only for evaluating your insurance application.

Safeguarding
Your Privacy


                  We treat all information about you confidentially. Ordinarily, it will be provided to third parties only if you authorize us in writing to do so. In rare instances, we may be required to provide some or all of the information without your consent. We may send information to state insurance departments at their request as part of their regulatory duties, or to law enforcement facilities in response to a summons or subpoena. We may also release information in our files to our reinsurers and to other life insurance companies to whom you have applied for life and health insurance or to whom a claim for benefits may be submitted.

                  On your written request, we will send you a summary or copy of the relevant information obtained in connection with your application.

                  Confidential or detailed medical information will only be disclosed through the physician of your choice, with whom you may discuss it. Also, on your request, a copy of any consumer report or credit report we obtain on you will be provided to you by the responsible agency.

                  We will not send you information we might collect in expectation of or in connection with any claim or civil or criminal proceeding such as information relating to suspected fraud or material misrepresentation. We may gather information from you which is used for statistical purposes or marketing research, which will not identify you individually.

Correcting
Information


                  If you feel any information in our file is incorrect or incomplete, you may ask us to review it. If we agree, we will make any necessary corrections and inform anyone who received such information within the past two years. If we do not agree, you may file a statement of dispute with us. We will send that statement to anyone receiving such information in the past two years. We will also include it in any future disclosure of the disputed information.

      CONDITIONS UNDER WHICH THIS PAYMENT SHALL CAUSE CONDITIONAL COVERAGE
                                 TO TAKE EFFECT

(1) Each and every person proposed for insurance must be insurable and acceptable to AUSA under its underwriting rules for the amount, plan and risk classification applied for on the later of: (A) the date of application, or (B) the date of completion of all initial medical tests and examinations required by AUSA. (2) Any check given for payment must be honored on first presentation. (This receipt and all coverages applied for on the application are void if a check or draft received for payment of the initial premium is not honored for payment when presented for payment on first presentation.)


                  AMOUNT OF CONDITIONAL LIFE INSURANCE COVERAGE

If conditional coverage becomes effective under the terms of this receipt, then the amount of conditional life insurance coverage on any person proposed for insurance is the lesser of: (1) the amount of life insurance applied for on such person, or (2) $300,000 reduced by the amounts payable under all other life insurance or accidental death benefits then in force or pending with AUSA.


                        WHEN CONDITIONAL COVERAGE BEGINS

If the conditions listed above are fulfilled, then the amount of conditional coverage specified above shall take effect on the later of: (1) the date of the application, or (2) the date of the completion of all initial medical tests and examinations required by AUSA.

All conditional coverages for each and every person proposed for insurance will be deemed void if the application contains material misrepresentations.

Benefits under this conditional receipt coverage will be denied if any person proposed for insurance commits suicide.

                         WHEN CONDITIONAL COVERAGE ENDS

Conditional coverage shall terminate automatically, without notice, on the earliest of the following dates: (1) the date AUSA approves the policy as applied for; (2) 10 days following any counteroffer by AUSA to offer insurance to any person proposed for insurance under a different plan or at an increased premium or on a different rate class; (3) at the end of the fraction of a year which the payment bears to the premium required to provide one month of insurance coverage in the amount as described above; or (4) at the beginning of the 60th day following the date of this receipt. U00256NY

                            FAIR CREDIT REPORTING ACT

     We may request an investigative consumer report to help us determine your eligibility for the insurance you have requested. This report may concern your: a) character, b) general reputation, and c) personal characteristics such as health, occupation, and finances, except as may be related directly or indirectly to your sexual orientation. When applicable, it will also concern information on such matters as your driving record, health history, use of alcohol or drugs and hazardous sports participation.

     The consumer reporting agency may obtain information by interviewing you or members of your family, business associates, financial institutions, and acquaintances. You may ask that the agency interview you in person or by telephone.

     The agency may also check public records such as police and motor vehicle records.

     This information is for insurance purposes only. We will not reveal it to anyone without your authorization. However, the consumer reporting agency may retain and release information to others under certain circumstances. If you ask and give proper identification, the agency will provide you with a copy of the report and explain their retention and release practices.

     Please contact us if you wish to know more about the nature and scope of these reports and how we use them.

                   THE MEDICAL INFORMATION BUREAU PRE-NOTICE

     The Medical Information Bureau ("MIB") is a non-profit organization of life insurance companies which operates as an information exchange for its members.

     We may make reports to the MIB regarding factors affecting your insurability. Underwriting decisions, however, are not reported to the MIB. If you apply to another Bureau member company for life or health insurance or submit a claim for benefits, the MlB will, upon request, provide that company with information in its file.

     Upon your written request, the MIB will arrange for disclosure to you of any information it has in your file.

     If you feel the information in the MIB's file is incorrect, you may contact the MIB and seek a correction in accordance with procedures outlined in the Federal Fair Credit Reporting Act. The address of the MIB's office is: MIB, Inc.; P.O. Box 105, Essex Station; Boston, MA 02112. MIB's telephone number: (617) 426-3660

     If you would like to know more about how we collect, evaluate and control information about you as one of our applicants for insurance, our sales representatives will be happy to assist you or you may contact us at our office:
Any Other
Questions?
                Administrative Office:  AUSA Life Insurance Company, Inc.
                                        P.O. Box 5068
                                        Clearwater, Florida 34618-5068
                                        1-813-587-1800

APP
LIFE APPLICATION -Page One
                       APPLICATION FOR LIFE INSURANCE TO
                       AUSA Life Insurance Company, Inc.
         Administrative Office: P.O.BOX 5068 CLEARWATER, FL 34618-5068 PLEASE USE BLACK INK.

Questions 1 through 14 relate to the
PROPOSED PRIMARY INSURED

1.   NAME (First,Middle,Last)

2.  SEX           3. BIRTHDATE (Mo./Day/Yr.)4. BIRTHPLACE (State)
M    F

5. SOCIAL SECURITY NUMBER           6. HEIGHT        7. WEIGHT

8. RESIDENCE
Street_____________________________________________________

City _____________________________  County  _________________

State ________________ Zip   _______________   Years   _____________

Address for past 3 years ______________________________________

Telephone Number: _________________________________________

9. OCCUPATION  __________________________________________

Duties __________________________________________________

Annual Income _____________  Net Worth __________________

Employer ________________________________________________

Address  ________________________________________________

_________________________ Zip ___________ Years _________

Telephone Number: _______________________________________

10. LIFE INSURANCE IN FORCE ON PROPOSED PRIMARY INSURED None
Issued Year   Company  Amounts of Ins.

11. NAME AND ADDRESS OF APPLICANT (OWNER)
       If other than primary insured



   Telephone Number: ____________________________________


TAX I.D. or SOCIAL SECURITY NUMBER  RELATIONSHIP              DOB

12. SEND PREMIUM
       NOTICES TO:
Owner's Residence         Owner's Business
Other (Indicate in special instructions)

13. PREMIUMS PAYABLE
         Annual                 Semi-Annual
         Checkomatic        Other ______________

Modal Premium      $ ______________

Is this intended to be a 1035 Exchange   o Yes     o No

14. BENEFICIARY (Print Full Names)
Primary-                            Percent %        Relationship

Contingent-                         Percent %        Relationship

If more than one primary or contingent beneficiary is designated, proceeds will be divided equally among the survivors within class unless otherwise indicated.


Questions 15 through 22 relate to the
JOINT OR OTHER  INSURED     (If Insurance Applied For)

15.  NAME                  (First,Middle,Last)

16. BIRTHDATE (Mo./Day/Yr.)

17. BIRTHPLACE    (State)

18. SOCIAL SECURITY NUMBER 19. HEIGHT       20. WEIGHT

21. OCCUPATION    22. LIFE INSURANCE  (IN FORCE)       $______________

23. DEPENDENT CHILDREN PROPOSED FOR INSURANCE
Name              Relationship      Birth Date       Height   Weight
A)
B)
C)
D)
Are all children listed?         Yes         No
Are all children living with the primary insured?
         Yes         No     If not, explain why: ____________________

24. PROPOSED INSURANCE
1.  BASIC PLAN____________________________________
2.  SPECIFIED AMOUNT  $_______________
3.  OPTION TYPE:
         A  o Level Benefit
    B  o Increasing Benefit
    C  o Option B to age 70 then grading down
4.  NO LAPSE GUARANTEE OPTION
         o   5yr. (FWP)  o   10yr. (FWP)
5.  RIDERS
 o  PRIMARY INSURED RIDER                       $__________
 o  PRIMARY INSURED RIDER PLUS                  $__________
 o  OTHER INSURED RIDER (A)                     $__________
     PROPOSED INSURED___________________________
 o  OTHER INSURED RIDER (B)                     $__________
     PROPOSED INSURED___________________________
 o  OTHER INSURED  RIDER (C)                    $__________
     PROPOSED INSURED___________________________
 o   CHILDREN'S INSURANCE RIDER                 $__________
 o  INDIVIDUAL INSURED RIDER (FWP)              $__________
 o  INDIVIDUAL INSURED RIDER (FWP)              $__________
 o  JOINT INSURED RIDER (FWP)                   $__________

 o  WEALTH PROTECTION RIDER (FWP)               $__________

Additional Benefits (Primary Insured only)
         Disability Waiver Rider            $__________
         Disability Waiver and Income Rider $__________
              Accidental Death Benefit      $__________

LIFE APPLICATION - Page Two
Part  II
PLEASE CHECK
APPROPRIATE COLUMN.  NOTE: QUESTIONS APPLY TO EACH PERSON PROPOSED FOR INSURANCE

Yes   No
25. To the best of your knowledge, has any Proposed Insured within the last 10 years had or been told by a member of the medical profession that he or she had: A. Heart murmur, high blood pressure, chest pain, heart attack, stroke, or other disorder of the heart or circulatory
        system?                                                   o    o
     B. Asthma, Emphysema, Chronic Bronchitis or any other
        Respiratory disorder; colitis, ulcer or any other
        gastrointestinal disorder; hepatitis, liver or kidney
        disorder?                                                 o    o
     C. Cancer, tumor, polyp, breast, prostate or any other reproductive disorder; or any thyroid or endocrine disorder? o o
     D. Brain, mental, nervous or seizure disorder; or any
        paralysis or suicide attempt?                             o    o
     E. Diabetes, sugar, albumin, blood or pus in the urine?      o    o
26.  To the best of your knowledge has any Proposed Insured
     within the last 10 years had or been told by a member of the medical profession that he or she had:
     A. A diagnosis of AIDS (Acquired Immune Deficiency
        Syndrome), or tested positive for HIV (Human
        Immunodeficiency Virus)?                                  o    o
     B. Used amphetamines, heroin, cocaine, marijuana or any
        other illegal or controlled substance except as prescribed
        by a physician?                                           o    o
     C. Been on or are now on prescribed  medication or diet?     o    o
     D. Had or been
        advised to have any hospitalization, surgery
        or any diagnostic test including, but not limited to, electrocardiograms, blood studies, scans, MRI's or other
        test?                                                     o    o
     E. An examination, treatment, or consultation with a doctor
        other than above?                                         o    o
     F. Have or have had a parent, brother or sister who has/had coronary artery death or disease prior to age 60? o o
     G. Sought or been advised to seek treatment,  limit or
        discontinue use of alcohol?                               o    o
27.  To the best of your knowledge have you or any Proposed
     Insured in the last 10 years:
     A. Ever piloted a plane, helicopter or glider, or have any
        intentions of piloting an aircraft?                       o    o
     B. Ever participated in any sport, avocation or hobby such as skin-diving, skydiving, automobile or motorcycle
        racing, mountain climbing, or have you any intention
        to do so?                                                 o    o
     C. Has any Proposed Insured had their driver's license
        restricted, revoked, or been cited for a moving violation?
        Give reason, Driver's License Number and Licensed State.  o    o
28.  Has any Proposed  Insured ever been convicted of a misdemeanor or felony? o
     o
29. Ever been declined, rated, postponed for insurance or reinstatement of life, accident or sickness insurance or has a policy ever been
     cancelled or renewal refused?                                o    o

30.  Will the insurance applied for on any proposed
     insured replace or change any existing annuity or life policy issued by this or any other company?
     If yes, complete replacement forms.                          o    o
31.  Is there an application for life, accident, or
     sickness insurance now pending or contemplated
     on any proposed insured with this or any other
     company?                                                     o    o

Details of "Yes" answers. Include:  a. Identity of person,  b. Question  Number,
c. Diagnosis and treatment, d. Results, e. Dates and durations, f. Names and addresses of all attending physicians and medical facilities.

LIFE APPLICATION - Page Three

32. Have any proposed insured(s) used tobacco in the last twelve months?
        r  Yes    r  No        Name:_____________________

  33.  RATE CLASS QUOTED (Must be completed)

Primary Insured     r  Ult. Select   r  Select   r  Ult. Standard   r  Standard  r  Juvenile
Other Insured (A)   r  Ult. Select   r  Select   r  Ult. Standard   r  Standard  r  Juvenile
Other Insured (B)   r  Ult. Select   r  Select   r  Ult. Standard   r  Standard  r  Juvenile
Other Insured (C)   r  Ult. Select   r  Select   r  Ult. Standard   r  Standard  r  Juvenile

34. Name and address of personal physician (If none, so state)

PRIMARY INSURED            JOINT OR OTHER INSURED             CHILDREN

Date and reason last consulted a physician      Date and reason last consulted a
physician                Date and reason last consulted a physician

35. Personal Financial Statement

(a)  Gross Income Current Year          $____________
(b)  Marginal Tax Bracket               $____________
(c)  Assets                             $____________
(d)  Liabilities                        $____________
(e)  Net Worth                          $____________
(f)  Net Worth (exclusive of            $____________
     home furnishings, automobiles)

Complete for Corporation, Partnership, Pension or Trust
(a)  Current estimated value            $_________________
(b)  Assets                     Liquid  $_________________
                             Nonliquid  $_________________
(c)  Liabilities                        $_________________

For  over  $1  million   applied   coverage   complete   a  separate   financial
questionnaire.


36. Sub-Account Allocation
                                               Allocation Election* (For variable plans only)
                  Subaccount                    Allocation     Subaccount        Allocation     Subaccount           Allocation

                  Growth                        _________      Global            _________      C.A.S.E. Growth      _________
                  Strategic Total Return        _________      Growth & Income   _________      U.S. Equity          _________
                  Emerging Growth               _________      Aggressive        _________      Int'l Equity         _________
                  Money Market                  _________      Balanced          _________      Other                _________
                  Bond                          _________      Tactical Asset    _________      Other                _________
                  Fixed                         _________      Value Equity      _________      Other                _________
                  * Allocation must be at least 10% and a whole number                                                     100%

Customer's Main Investment Objectives:q Safety of Principal q Income q Long-Term
                                                                        Growth
                                      q Trading Profits     q Other
37. Suitability for Variable Life Insurance Policy



Complete  for all  variable  plans:

(a) Have you, the Proposed  Insured,  and Purchaser,  if other than the Proposed
Insured,       received      the      current       Prospectus      for      the
policy?............................................................  (b)  DO YOU
UNDERSTAND THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL BENEFITS), THE AMOUNT OF DEATH BENEFIT AND THE ENTIRE

AMOUNT OF THE POLICY CASH VALUE MAY INCREASE OR DECREASE DEPENDING
UPON INVESTMENT EXPERIENCE?.....................................................
(c) With this in mind,  is the policy in accord with your  insurance  objectives and your anticipated financial needs?...........................................

     To Be Completed by The  Registered  Representative

Will the policy applied for replace or change any existing life insurance policy or annuity? p Yes p No
If replacement of existing insurance is involved, have you complied with all state requirements, including any Disclosure and Comparison Statements?
 p   Yes  p   No
If "No", explain
________________________________________________________________________________

                       AUTHORIZATION TO OBTAIN INFORMATION
I authorize any physician, medical professional, hospital, clinic, other medical care institution, the Medical Information Bureau, Inc., insurance company, consumer reporting agency, or employer having information available as to employment, other insurance coverage, medical care, advice or treatment with respect to any physical or mental condition regarding me or my children who are to be insured, to give such information to AUSA Life Insurance Company, Inc., its reinsurers, or any consumer reporting agency except the Medical Information Bureau acting on AUSA's behalf.

I authorize  AUSA to obtain an  investigative consumer report on me.

I understand that this information will be used by AUSA or its reinsurers, to determine eligibility for life insurance. I agree that this authorization is valid for two and one-half years from the date signed. I know that I have the right to receive a copy of this authorization upon request. I agree that a photographic copy of this authorization is as valid as the original.

I have received a copy of the "Notice of Information Practices" attached to this application.

I also hereby authorize AUSA to provide it's affiliated companies any and all information provided herein and obtained hereafter on me. This authorization shall be valid from the date signed below until affirmatively withdrawn in writing by myself.

I elect not to have personal information disclosed to non-affiliates of AUSA for marketing purposes.
I elect to be interviewed if an investigative consumer report is prepared in connection with this application.

CERTIFICATION
 Under penalties of perjury, I (the owner) certify (1) that the number shown in question 5 (or the number shown in question 11, if the owner is other than the primary insured) is my correct Taxpayer Identification Number, and (2) that I am not subject to backup withholding because (a) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) if I ever was so notified, the IRS has notified me that I am no longer subject to backup withholding. (If the Internal Revenue Service has notified you that you are subject to backup withholding and you have not received notice from the Service that backup withholding has terminated, you should strike out the language in (2) above that you are not subject to backup withholding due to notified payee underreporting.)

                                 REPRESENTATIONS
I represent that the statements and answers in this application are true and complete to the best of my knowledge and belief. I understand that I should consult my own tax advisor and/or legal counsel as to the consequences of using this product in conjunction with my own particular tax or financial plan. It is agreed that:
     (a) the statements and answers given in this application, and any amendments or application supplements to it or statements made to the medical examiner, will be the basis of any insurance issued;
     (b) no agent or medical examiner has the authority to make or alter any contract for the Company;
     (c) if a premium deposit is given in exchange for the Conditional Receipt, no insurance shall take effect unless all of the conditions set out in that receipt are satisfied;
     (d) if a premium deposit is not given, no insurance shall take effect unless all of the following conditions are satisfied; (1) a policy issued by the Company is delivered to and accepted by the owner during the lifetime of each person to be covered by such policy,  (2) the full first  premium is paid,  and
              (3) the health and insurability of each person proposed for insurance has not changed since the date of this application.

"ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION."


Signed at ______________________________________________
                           (City and State)
on______________________________________, 19__________



-----------------------------------------------------
Signature of proposed insured (Child over age 15 must sign)

-----------------------------------------------------
Signature of Agent                                   State License Number

-----------------------------------------------------
Social Security Number of Agent                      Print Agent Name


------------------------------------------------------
Signature of Joint Insured or OIR (A)

-----------------------------------------------------
Signature of OIR (B)

-----------------------------------------------------
Signature of OIR (C)


-----------------------------------------------------
Signature of applicant (owner) other than proposed insured (If business insurance, show title of officer and name of firm.) (If proposed insured is under age 18, parent must sign.)

                        AUSA Life Insurance Company, Inc.
                                  The "Company"
        Administrative Office: P.O. Box 5068 o Clearwater, FL 34618-5068
                                 AGENT'S REPORT

1.   How long have you known the Proposed Insured? _____________________________

2. To your knowledge, has any Proposed Insured used tobacco within the past 12 months? p Yes p No

3. Did you give the "Notice of Information Practices" to the Proposed Insured? (If applicable) p Yes p No

4. Are you submitting or do you plan to submit an application on any Proposed Insured on this application to any other company? p Yes p No

         Company Name______________________________
         Amount $___________________________________
         Total amount to be placed with all companies $ ________________________

5.   MEDICAL EXAMINATION
     If you are arranging for the Medical Requirements, please check the items ordered:
     p SMA-Blood Profile              p  HOS
     p Paramedical Exam               p  EKG
     p Doctor's Exam                  p  TVC
     p Stress EKG                     p  Request that Application
     Paramedical Service Used:           Link order Medical   __________________
                                         Requirements


6.   Was money taken with the application?   p   Yes   p   No
     Amount  $______________________
     If "Yes," was the Conditional Receipt completed and given to the applicant?
                                             p   Yes   p   No

7.   Did you ask all questions in the presence of the Proposed Insureds
                                             p   Yes   p   No

     Is any insured traveling or residing in a foreign country within the next
     12 months?                             p    Yes   p   No
8. Are you aware of anything about the health, habits, avocation, environment or mode of life, except as may be related directly or indirectly to sexual orientation, which may affect the insurability of any person proposed for
     insurance?                             p    Yes   p   No

     _____________________________________

     _____________________________________

9.   If Proposed Insured is a juvenile (ages 0 through 15):
     (a) Did you personally see child?      p Yes  p No
     (b) Does child live with parents?      p Yes  p No
         (If "No," explain.)_______________________________

     --------------------------------------------------------------------------

     (c) Life Insurance in force on Payor's life.  $_____________
     (d) Life Insurance applied for or in force on brothers and sisters:_____________________________________

         -------------------------------------------

10. Is Proposed Insured or Owner related to any InterSecurities, Inc. officer or employee? p Yes p No

11. Is Proposed Insured or Owner a licensed Representative of any Broker/Dealer p Yes p No If "Yes" Name and Address of Broker/Dealer
     ----------------------------------------------

12.  Type of Sale (check two)
     p Direct                        p Pension or Profit Sharing
     p Personal Needs Analysis       p Salary Savings (EICS)
     p Estate Planning               p Gift
     p Business Insurance            p Salary Allotment
     Purpose of Policy
     Personal Insurance              Business Insurance
     p Mortgage                      p Buy-Sell
     p Retirement                    p Key Employee
     p Education                     p Executive Bonus
     p Estate Liquidity              p Deferred Compensation
     p Income to Family              p Split Dollar
     p Cash Accumulation             p Reserve Split Dollar
     p Wealth Replacement            p Other___________

13. REMARKS: (Check the address provided by the Applicant for each attending physician against your local directory. If different, state correct address.)

  ------------------------------------------------------------------------------

  ------------------------------------------------------------------------------


                                  PLEASE PRINT







I submit this application assuming full responsibility for delivery of any coverage issued and for immediate transmittal to the Company of the first premium when collected. I know of no condition affecting the insurability of any person proposed for insurance not fully set forth herein. I certify that a Notice of Information Practices statement was given to the Applicant when this application was taken. (If applicable)

     $                     has been paid by the Applicant with this application.
                                       _________________________________________
                                               Signature of Writing Agent

CMC____________
               AUTHORIZATION AGREEMENT FOR PREAUTHORIZED PAYMENTS
                              ATTACH VOIDED SAMPLE
                                OF YOUR PERSONAL
                                   CHECK HERE

  So that you may comply with your depositor's authorization and direction as set forth on the reverse side hereof, this Company agrees:

       1. To indemnify you and hold you harmless from any loss you may suffer as a consequence of your actions resulting from or in connection with the execution and issuance of any check or draft, whether or not genuine, or payment of any preauthorized ACH electronic fund transfer debit received by you in the regular course of business for the purpose of payment to this Company, including any cost or expenses reasonably incurred in connection therewith.

       2. In the event that any such check, draft or debit shall be dishonored whether with or without cause, and whether intentionally or inadvertently, to indemnify you for any loss even though dishonor results in a forfeiture of the insurance.

       3. To defend at our own cost and expense any action which might be brought by any depositor or any other persons because of your actions taken pursuant to the foregoing request, or in any manner arising by reason of your participation in the foregoing plan of premium collections.
                                            AUSA Life Insurance Company, Inc.



                                                        Secretary

TO:  AUSA Life Insurance Company, Inc.

As a convenience to me, I hereby request and authorize you to obtain payment of amounts becoming due you by initiating charges in the form of check, drafts or debits via ACH electronic fund transfers on my account maintained at the

(Name of Bank)                            (Address of Bank)

for the payment of each monthly premium under Policy No.____________________ on the life of __________________________ This authority is to remain in effect until revoked by me in writing, and until you actually receive such notice, I agree that you shall be fully protected in drawing any such check or draft or initiating such debit. I understand that if any such check, draft or debit be dishonored by my Bank and any monthly amount due the AUSA Life Insurance Company, Inc. is not paid within the time stipulated in the policy, said policy shall become null and void except as otherwise provided therein.

        LIST ANY OTHER POLICIES TO BE PAID BY SAME CHECK, DRAFT OR DEBIT



To:____________________________________Bank

Street Address ______________________________

City __________________ST_______Zip_________



                           AUTHORIZATION FOR PREAUTHORIZED
                                  PAYMENTS TO:

                   Western Reserve Life Assurance Co. of Ohio
                     P.O.BOX 5068, CLEARWATER, FL 34618-5068
As a convenience to me, I hereby request and authorize you to pay and charge to my bank checking account checks or drafts drawn by and payable to the order of AUSA Life Insurance Company, Inc. or to debit my account identified below via ACH electronic fund transfers provided there are sufficient collected funds in said account to pay the same upon presentation. This authority is to remain in effect until revoked by me in writing, and until you actually receive such notice I agree that you shall be fully protected in honoring any such check, draft or debit. I further agree that if any such check, draft or debit be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance.

_______________   1 (X)______________________________________

_______________   2 (X)______________________________________

               Both Authorized Signatures Required on Joint Accts.
                    PLEASE NOTE: There is an Indemnification
Agreement stated above.